                            ARTICLES OF INCORPORATION
                                       OF
                                S & D FOODS, INC.



                                        I

     The name of this corporation is:  S & D FOODS, INC.


                                       II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                       III

     The name and address in the State of California of this corporation's initial agent for service of process is:

                         Dean E. Nicholson
                         1706 San Mateo Avenue
                         So. San Francisco, CA 94080


                                       IV

     This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is:
1,000.


Dated:  July 7, 1987

                                       --------------------------------------
                                       DEAN E. NICHOLSON, Incorporator


                                       --------------------------------------
                                       STEVE A. REEDY, Incorporator

                               RESTATED AND AMENDED

                            ARTICLES OF INCORPORATION

                                       OF

                                S & D FOODS, INC.


     DEAN E. NICHOLSON and STEVE A. REEDY certify that:

     1. They are the President and Secretary of S & D FOODS, INC., a California corporation.

     2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                       I.

               The name of this corporation is S & D FOODS, INC.

                                       II.

               The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

               (A) This corporation is authorized to issue two classes of shares, to be designated common and preferred, respectively. This corporation is authorized to issue 20,000,000 shares of common stock and 5,000,000 shares of preferred stock.

               (B) The preferred stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                                       IV.

               The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       V.

               The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaws provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

     3. The foregoing restated and amended articles of incorporation have been duly approved by the board of directors.

     4. The foregoing restated and amended articles of incorporation have been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Date:  October __, 1995

                                       --------------------------------------
                                       DEAN E. NICHOLSON, President


                                       --------------------------------------
                                       STEVE A. REEDY, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                                S & D FOODS, INC.


     DEAN E. NICHOLSON and STEVE A. REEDY certify that:

     1. They are the President and Secretary of S & D Foods, Inc., a California corporation.

     2. Article III of the Articles of Incorporation of this corporation is hereby amended by inserting the following:

         (C) Upon the amendment of this article as herein set forth, each outstanding share is split up and converted into 2,000 shares.

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

     We further declare under penalty of perjury under the laws of the State of California that the matter set forth in this Certificate are true and correct of our own knowledge.

Dated:  November 13, 1995

                                       --------------------------------------
                                       Dean E. Nicholson, President



                                       --------------------------------------
                                       Steve A. Reedy, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                          GARDEN VALLEY NATURALS, INC.


     FLOYD HILL and CASEY ADAMS certify that:

     1. They are the Chairman and Secretary of GARDEN VALLEY NATURALS, INC., a California corporation.

     2. Article I of the Articles of Incorporation of this corporation is hereby amended to read in full as follows:

                                    "I.

               The name of this corporation is ORGANIC FOOD PRODUCTS, INC."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 4,500,000. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

     We further declare under penalty of perjury under the laws of the State of California that the matter set forth in this Certificate are true and correct of our own knowledge.

Dated:  September ____, 1996

                                       --------------------------------------
                                       Floyd Hill, Chairman



                                       --------------------------------------
                                       Casey Adams, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                          GARDEN VALLEY NATURALS, INC.


     FLOYD HILL and CASEY ADAMS certify that:

     1. They are the Chairman and Secretary of GARDEN VALLEY NATURALS, INC., a California corporation.

     2. Article I of the Articles of Incorporation of this corporation is hereby amended to read in full as follows:

                                      "I.

               The name of this corporation is ORGANIC FOOD PRODUCTS, INC."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 4,500,000. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

     We further declare under penalty of perjury under the laws of the State of California that the matter set forth in this Certificate are true and correct of our own knowledge.

Dated:  September ____, 1996

                                       --------------------------------------
                                       Floyd Hill, Chairman



                                       --------------------------------------
                                       Casey Adams, Secretary